EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-54057, Registration Statement No. 333-02315, Registration Statement No. 333-28007, Registration Statement No. 333- 34621, Registration Statement No. 333-34623, Registration Statement No. 333-92193, Registration Statement No. 333-113647, Registration Statement No. 333-131638, Registration Statement No. 333- 133928, Registration Statement No. 333-142853 each on Form S-8, of our report dated February 27, 2008, relating to the consolidated financial statements and consolidated financial statements schedule of Sotheby’s (the “Company”), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109,” effective January 1, 2007, Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” as revised, effective January 1, 2006, and the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132(R),” effective December 31, 2006), and our report dated February 27, 2008 relating to the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Sotheby’s for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP
         Deloitte & Touche LLP

New York, New York
February 27, 2008